Exhibit 99.1

NUVERRA ANNOUNCES FOURTH QUARTER AND FULL YEAR 2018 RESULTS
- Q4 2018 revenue up 6% over the prior year driven by increased business activity and improved pricing -
- Company achieves 2018 full year revenue growth of 12% -

SCOTTSDALE, AZ (March 11, 2019) - Nuverra Environmental Solutions, Inc. (NYSE American: NES) (“Nuverra” or the “Company”) today announced financial and operating results for the fourth quarter and full year ended December 31, 2018.
SUMMARY OF FINANCIAL RESULTS

•
Fourth quarter revenue was $49.2 million, a decrease of approximately 0.9%, or $0.5 million, when compared to the third quarter of 2018 which was primarily due to lower activity levels at the end of the year due to the holidays.

•
When compared to the same period in the prior year, fourth quarter revenue increased 6.0%, or $2.8 million, as a result of increases in both activity and pricing and the acquisition of Clearwater Solutions on October 5, 2018. These increases were offset by a decrease in revenue during the fourth quarter due to the exit of the Eagle Ford shale area in the first quarter of 2018.

•
Full year 2018 revenue was $197.5 million, an increase of $21.4 million, or 12.2%, when compared with $176.1 million for 2017. The increase was primarily due to a 14.4% improvement in activity and a 2.8% improvement in pricing, offset by a decrease in revenue due to the exit of the Eagle Ford shale area.

•	Net loss for the fourth quarter was $8.8 million as compared to $7.1 million in the third quarter of 2018 and $30.9 million in the fourth quarter of 2017.

•
Adjusted EBITDA for the fourth quarter was $6.1 million, an increase of 55.0% when compared with the $3.9 million reported in the third quarter of 2018. The acquisition of Clearwater Solutions represented $1.7 million of the increase, with the remaining increase attributable to increases in pricing, offset by decreases in activity.

•
Fourth quarter 2018 adjusted EBITDA increased by $1.0 million, or 18.6%, over the same period in the prior year which was mainly driven by the Clearwater Solutions acquisition, offset by a decrease in activity.

•	Total liquidity available for capital spending and other purposes of $25.5 million as of December 31, 2018.

“Nuverra enjoyed a stronger operating environment in 2018, reflecting increased activity and selected pricing improvement,” said Charlie Thompson, Chief Executive Officer. “Revenue and adjusted EBITDA increased meaningfully year over year. 2018 was a year of transition as we made management, business process and technology changes, the benefits of which we hope to see throughout 2019. We acquired three disposal wells in the Northeast region that better positions us to serve customers in that market, and we invested in 28 new trucks that will be in service by the end of the second quarter. We exited the year with a healthy leverage and liquidity position and hope to continue improving the business throughout 2019.”

FOURTH QUARTER 2018 RESULTS
Fourth quarter revenue was $49.2 million, a decrease of approximately 0.9%, or $0.5 million, when compared to the third quarter of 2018 which was primarily due to lower activity levels at the end of the year due to the holidays. When compared to the fourth quarter of 2017, fourth quarter revenue increased by $2.8 million, or 6.0%, as a result of increases in both activity and pricing and the acquisition of Clearwater Solutions on October 5, 2018. These increases were offset by a decrease in revenue during the fourth quarter due to the exit of the Eagle Ford shale area in the first quarter of 2018.
Total costs and expenses for the fourth quarter were $55.7 million. Total costs and expenses, adjusted for special items, were $52.9 million, or a $3.0 million decrease when compared with $55.9 million in the third quarter of 2018 due primarily to lower direct operating expenses as we were able to hire and retain more full time drivers versus using higher cost third party drivers. Total costs and expenses, adjusted for special items, decreased 15.0% compared with $62.3 million in the fourth quarter of 2017, driven primarily by lower depreciation expense.
Net loss for the fourth quarter was $8.8 million as compared to $7.1 million in the third quarter of 2018 and $30.9 million in the fourth quarter of 2017. For the fourth quarter of 2018, the Company reported a net loss, adjusted for special items, of $6.0 million. Special items in the fourth quarter primarily included the loss on the sale of underutilized assets, non-recurring legal and professional fees, stock-based compensation expense, $0.8 million in transaction costs incurred in connection with the Clearwater Solutions acquisition, $0.4 million in severance for the departure of the former CFO, as well as $0.3 million in long-lived asset impairment charges for assets held for sale in the Southern division. This compares with a net loss, adjusted for special items, of $7.4 million in the third quarter of 2018 and $17.3 million in the fourth quarter of 2017.
Adjusted EBITDA for the fourth quarter was $6.1 million, an increase of $2.2 million, or 55.0%, when compared with the third quarter of 2018. The acquisition of Clearwater Solutions represented $1.7 million of the increase, with the remaining increase attributable to increases in pricing, offset by decreases in activity. Fourth quarter adjusted EBITDA margin was 12.4%, compared with 7.9% in the third quarter of 2018. When compared with the fourth quarter of 2017, adjusted EBITDA increased by $1.0 million, or 18.6%, which was mainly driven by the Clearwater Solutions acquisition, offset by a decrease in activity. Fourth quarter adjusted EBITDA margin was 12.4%, compared with 11.1% in the fourth quarter of 2017.
FULL YEAR 2018 RESULTS
Revenue for the full year was $197.5 million, an increase of $21.4 million, or 12.2%, when compared with $176.1 million for 2017. Revenue growth was driven primarily by a 14.4% increase in activity levels including water transfer services in the Rocky Mountain and Northeast divisions, offset by a decrease in activity levels for water transfer services, including our permanent disposal water pipeline, in the Southern division. Pricing increases in all divisions also contributed to 2.8% of the increase in revenue during the current year. Offsetting the higher activity levels and price increases was the exit of the Eagle Ford shale area in the first quarter of 2018 which represented approximately 5.0% of the decline in revenues as compared to 2017.
Net loss for the full year was $59.3 million. When adjusted for special items, net loss for the full year was $36.0 million, compared with a net loss, adjusted for special items, of $79.6 million in 2017. 2018 special items primarily included $15.3 million in severance and stock-based compensation expense related to the departure of the former CEO and CFO, $4.8 million in long-lived asset impairment charges for assets held for sale in the Southern, Northeast and Corporate divisions, $1.3 million in transaction costs related to the acquisition of Clearwater Solutions, $1.1 million of exit costs related to management’s decision to exit the Eagle Ford shale area, $1.7 million of capital reorganization costs incurred after the chapter 11 filing recorded to “Reorganization items, net,” and non-routine litigation expenses and non-routine professional fees.
Adjusted EBITDA for the full year was $16.5 million, an increase of 24.1% when compared with $13.3 million in 2017. Pricing increases and the Clearwater Solutions acquisition drove the majority of the increase. Adjusted EBITDA margin for 2018 was 8.4%, compared with 7.6% in 2017.
CASH FLOW AND LIQUIDITY
Net cash provided by operating activities for the full year ended December 31, 2018 was $9.4 million, while asset sales net of capital expenditures provided proceeds of $6.9 million. Free cash flow, defined as cash from operations less net cash capital expenditures, totaled $16.3 million for 2018, up from negative $23.7 million in 2017. Asset sales were related to unused or underutilized assets and the proceeds are expected to continue to be reinvested in returns-driven growth projects during 2019, including the planned purchase of new water transfer trucks for our fleet. Capital expenditures in 2018 primarily consisted of new water transfer trucks in the Northeast division, new water transfer equipment in the Rocky Mountain division, as well as expenditures to extend the useful life and productivity on our existing fleet of trucks, tanks, equipment and disposal wells.
Total liquidity available for capital spending and other purposes as of December 31, 2018 was $25.5 million. This consisted of cash and restricted cash of $8.0 million, $11.8 million of net availability under the revolving facility and $5.7 million available as a delayed draw under the second lien term loan facility. As of December 31, 2018, total debt outstanding was $66.4 million, consisting of $21.9 million under our senior secured term loan facility, $10.1 million under our second lien term loan facility, $32.5 million under our bridge term loan, and $1.9 million of capital leases for vehicle financings. On January 2, 2019, we received aggregate gross proceeds of $32.5 million from a rights offering and repaid the bridge term loan in full.
BASIS OF PRESENTATION
As previously disclosed, the Company emerged from chapter 11 bankruptcy on August 7, 2017, or the “Effective Date,” and elected to apply fresh start accounting as of July 31, 2017 to coincide with the timing of the normal accounting period close. References to “Successor” relate to the financial position and results of operations of the reorganized Company subsequent to July 31, 2017, while references to “Predecessor” refer to the financial position and results of operations of the Company on and prior to July 31, 2017. The Successor and Predecessor GAAP results for the applicable periods are presented in the tables following this release.

For discussion purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the year ended December 31, 2017. However, because of various adjustments to the condensed consolidated financial statements in connection with the application of fresh start accounting, the results of operations for the Successor period are not comparable to those of the Predecessor period. The Company believes that, subject to consideration of the impact of fresh start accounting, combining the results of the Successor and Predecessor periods provides meaningful information about the financial results of the Company, including revenues and costs that assist a reader in understanding the financial results for the applicable periods.

About Nuverra

Nuverra Environmental Solutions, Inc. is a leading provider of water logistics and oilfield services to customers focused on the development and ongoing production of oil and natural gas from shale formations in the United States. Our services include the delivery, collection, and disposal of solid and liquid materials that are used in and generated by the drilling, completion, and ongoing production of shale oil and natural gas. We provide a suite of solutions to customers who demand safety, environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. You can identify these and other forward-looking statements by the use of words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target” or similar expressions, and variations or negatives of these words.

These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, and any forward-looking statements contained herein are based on information available to us as of the date of this press release and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among others: financial results that may be volatile and may not reflect historical trends due to, among other things, changes in commodity prices or general market conditions, acquisition and disposition activities, fluctuations in consumer trends, pricing pressures, transportation costs, changes in raw material or labor prices or rates related to our business and changing regulations or political developments in the markets in which we operate; risks associated with our indebtedness, including changes to interest rates, decreases in our borrowing availability, our ability to manage our liquidity needs and to comply with covenants under our credit facilities; the loss of one or more of our larger customers; difficulties in successfully executing our growth initiatives, including identifying and completing acquisitions and divestitures, successfully integrating acquired business operations, and identifying and managing risks inherent in acquisitions and divestitures, as well as differences in the type and availability of consideration or financing for such acquisitions and divestitures; our ability to attract and retain key executives and qualified employees in key areas of our business; our ability to attract and retain a sufficient number of qualified truck drivers in light of industry-wide driver shortages and high-turnover; the availability of less favorable credit and payment terms due to changes in industry condition or our financial condition, which could constrain our liquidity and reduce availability under our revolving credit facility; higher than forecasted capital expenditures to maintain and repair our fleet of trucks, tanks, equipment and disposal wells; control of costs and expenses; changes in customer drilling, completion and production activities, operating methods and capital expenditure plans, including impacts due to low oil and/or natural gas prices or the economic or regulatory environment; risks associated with the limited trading volume of our common stock on the NYSE American Stock Exchange, including potential fluctuation in the trading prices of our common stock; the effects of our completed restructuring on the Company and the interest of various constituents; risks and uncertainties associated with our completed restructuring process, including the outcome of a pending appeal of the order confirming the plan of reorganization; risks associated with the reliance on third-party analyst and expert market projections and data for the markets in which we operate; present and possible future claims, litigation or enforcement actions or investigations; risks associated with changes in industry practices and operational technologies and the impact on our business; risks associated with the operation, construction, development and closure of saltwater disposal wells, solids and liquids treatment and transportation assets, landfills and pipelines, including access to additional locations and rights-of-way, permitting and licensing, environmental remediation obligations, unscheduled delays or inefficiencies and reductions in volume due to micro- and macro-economic factors or the availability of less expensive alternatives; the effects of competition in the markets in which we operate, including the adverse impact of competitive product announcements or new entrants into our markets and transfers of resources by competitors into our markets; changes in economic conditions in the markets in which we operate or in the world generally, including as a result of political uncertainty; reduced demand for our services due to regulatory or other influences related to extraction methods such as hydraulic fracturing, shifts in production among shale areas in which we operate or into shale areas in which we do not currently have operations; the unknown future impact of changes in laws and regulation on waste management and disposal activities, including those impacting the delivery, storage, collection, transportation, treatment and disposal of waste products, as well as the use or reuse of recycled or treated products or byproducts; risks involving developments in environmental or other governmental laws and regulations in the markets in which we operate and our ability to effectively respond to those developments including laws and regulations relating to oil and natural gas extraction businesses, particularly relating to water usage, and the disposal, transportation and treatment of liquid and solid wastes; and natural disasters, such as hurricanes, earthquakes and floods, or acts of terrorism, or extreme weather conditions, that may impact our business locations, assets, including wells or pipelines, distribution channels, or which otherwise disrupt our or our customers’ operations or the markets we serve.

The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Source: Nuverra Environmental Solutions, Inc.
Investor Relations
602-903-7802
ir@nuverra.com

- Tables to Follow -

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Successor
	Three Months Ended
	December 31,
	2018	2017
Revenue:
Service revenue	$45,252	$41,775
Rental revenue	3,949	4,655
Total revenue	49,201	46,430
Costs and expenses:
Direct operating expenses	38,447	40,967
General and administrative expenses	7,327	5,687
Depreciation and amortization	9,703	21,230
Impairment of long-lived assets	252	2,500
Other, net	2	—
Total costs and expenses	55,731	70,384
Loss from operations	(6,530)	(23,954)
Interest expense, net	(2,278)	(1,409)
Other income, net	213	117
Reorganization items, net	(70)	(6,037)
Loss before income taxes	(8,665)	(31,283)
Income tax (expense) benefit	(138)	381
Net loss	$(8,803)	$(30,902)

Earnings per common share:
Net loss per basic common share	$(0.72)	$(2.64)

Net loss per diluted common share	$(0.72)	$(2.64)

Weighted average shares outstanding:
Basic	12,226	11,696
Diluted	12,226	11,696

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Successor		Predecessor
	Year Ended	Five Months Ended	Seven Months Ended
	December 31,	December 31,	July 31,
	2018	2017	2017
Revenue:
Service revenue	$181,793	$72,395	$86,564
Rental revenue	15,681	7,793	9,319
Total revenue	197,474	80,188	95,883
Costs and expenses:
Direct operating expenses	158,896	67,077	81,010
General and administrative expenses	38,510	10,615	22,552
Depreciation and amortization	46,434	38,551	28,981
Impairment of long-lived assets	4,815	4,904	—
Other, net	1,119	—	—
Total costs and expenses	249,774	121,147	132,543
Operating loss	(52,300)	(40,959)	(36,660)
Interest expense, net	(5,973)	(2,187)	(22,792)
Other income, net	896	411	4,247
Reorganization items, net	(1,679)	(5,507)	223,494
(Loss) income before income taxes	(59,056)	(48,242)	168,289
Income tax (expense) benefit	(207)	347	322
Net (loss) income	$(59,263)	$(47,895)	$168,611

Earnings per common share:
Net (loss) income per basic common share	$(5.01)	$(4.09)	$1.12

Net (loss) income per diluted common share	$(5.01)	$(4.09)	$0.97

Weighted average shares outstanding:
Basic	11,829	11,696	150,940
Diluted	11,829	11,696	174,304

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	Successor
	December 31,
	2018	2017
Assets
Cash	$7,302	$5,488
Restricted cash	656	1,296
Accounts receivable, net	31,392	30,965
Inventories	3,358	4,089
Prepaid expenses and other receivables	2,435	8,594
Other current assets	1,582	226
Assets held for sale	2,782	2,765
Total current assets	49,507	53,423
Property, plant and equipment, net	215,640	229,874
Equity investments	41	48
Intangibles, net	1,112	547
Goodwill	29,518	27,139
Deferred income taxes	—	84
Other assets	118	207
Total assets	$295,936	$311,322
Liabilities and Shareholders’ Equity
Accounts payable	$9,061	$7,946
Accrued liabilities	16,670	13,939
Current contingent consideration	500	500
Current portion of long-term debt	38,305	5,525
Derivative warrant liability	34	477
Total current liabilities	64,570	28,387
Deferred income taxes	181	—
Long-term debt	27,628	33,524
Other long-term liabilities	7,130	6,438
Total liabilities	99,509	68,349
Commitments and contingencies
Shareholders’ equity:
Preferred stock	—	—
Common stock	122	117
Additional paid-in capital	303,463	290,751
Accumulated deficit	(107,158)	(47,895)
Total shareholders’ equity	196,427	242,973
Total liabilities and shareholders’ equity	$295,936	$311,322

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Successor		Predecessor
	Year Ended	Five Months Ended	Seven Months Ended
	December 31,	December 31,	July 31,
	2018	2017	2017
Cash flows from operating activities:
Net (loss) income	$(59,263)	$(47,895)	$168,611
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization of intangible assets	46,434	38,551	28,981
Amortization of debt issuance costs, net	186	—	2,135
Accrued interest added to debt principal	119	473	11,474
Stock-based compensation	12,717	677	457
Impairment of long-lived assets	4,815	4,904	—
Gain on sale of UGSI	(75)	(76)	—
Loss (gain) on disposal of property, plant and equipment	(895)	5,695	(258)
Bad debt (recoveries) expense	(328)	91	788
Change in fair value of derivative warrant liability	(443)	(239)	(4,025)
Deferred income taxes	265	(242)	(337)
Other, net	355	4,503	(11,295)
Reorganization items, non-cash	—	—	(218,600)
Changes in operating assets and liabilities:
Accounts receivable	1,798	(3,521)	(4,528)
Prepaid expenses and other receivables	800	(312)	472
Accounts payable and accrued liabilities	3,634	(5,034)	3,682
Other assets and liabilities, net	(670)	(4,036)	3,494
Net cash provided by (used in) operating activities	9,449	(6,461)	(18,949)
Cash flows from investing activities:
Proceeds from the sale of property, plant and equipment	19,140	4,034	3,083
Purchases of property, plant and equipment	(12,241)	(2,231)	(3,149)
Proceeds from the sale of UGSI	75	76	—
Cash paid for acquisitions, net of cash acquired	(42,292)	—	—
Net cash (used in) provided by investing activities	(35,318)	1,879	(66)
Cash flows from financing activities:
Proceeds from Predecessor revolving credit facility	—	—	106,785
Payments on Predecessor revolving credit facility	—	—	(129,964)
Proceeds from Predecessor term loan	—	—	15,700
Proceeds from debtor in possession term loan	—	—	6,875
Proceeds from Successor First and Second Lien Term Loans	10,000	—	36,053
Payments on Successor First and Second Lien Term Loans	(13,434)	(1,241)	—
Proceeds from Successor revolving facility	226,371	79,464	—
Payments on Successor revolving facility	(226,371)	(79,464)	—
Proceeds from Bridge Term Loan	32,500	—	—
Payments for debt issuance costs	(167)	—	(1,053)
Payments on vehicle financing and other financing activities	(1,856)	(2,391)	(2,797)
Net cash provided by (used in) financing activities	27,043	(3,632)	31,599
Change in cash and restricted cash	1,174	(8,214)	12,584
Cash, beginning of period	5,488	7,193	994
Restricted cash, beginning of period	1,296	7,805	1,420
Cash and restricted cash, beginning of period	6,784	14,998	2,414
Cash, end of period	7,302	5,488	7,193
Restricted cash, end of period	656	1,296	7,805
Cash and restricted cash, end of period	$7,958	$6,784	$14,998

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business results, and evaluates overall performance with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets, stock-based compensation, asset impairments, restructuring charges, expenses related to litigation and resolution of lawsuits, and other charges, which may or may not be non-recurring, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management. These non-GAAP financial measures are not substitutes for measures of performance or liquidity calculated in accordance with GAAP and may not necessarily be indicative of the Company’s liquidity or ability to fund cash needs. Not all companies calculate non-GAAP financial measures in the same manner, and our presentation may not be comparable to the presentations of other companies.

For illustrative purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the year ended December 31, 2017 for these non-GAAP reconciliations. The combination was generated by addition of comparable financial statement line item captions. However, because of various adjustments to the condensed consolidated financial statements in connection with the application of fresh start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor period are not comparable to those of the Predecessor period. The financial information preceding these non-GAAP reconciliations provides the Successor and Predecessor GAAP results for the applicable periods. The Company believes that subject to consideration of the impact of fresh start accounting, combining the results of the Successor and Predecessor periods provides meaningful information about the financial results of the Company, including revenues and costs that assist a reader in understanding the financial results for the applicable periods.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Net (Loss) Income to EBITDA and Total Adjusted EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017 [1]
Net (loss) income	$(8,803)	$(30,902)	$(59,263)	$120,716
Depreciation and amortization	9,703	21,230	46,434	67,532
Interest expense, net	2,278	1,409	5,973	24,979
Income tax expense (benefit)	138	(381)	207	(669)
EBITDA	3,316	(8,644)	(6,649)	212,558
Adjustments:
Transaction-related costs, including earnout adjustments, net	846	—	1,291	—
Stock-based compensation	1,225	496	12,717	1,134
Change in fair value of derivative warrant liability	(120)	(379)	(443)	(4,264)
Capital reorganization costs [2]	—	—	—	9,448
Reorganization items, net [3]	70	6,036	1,679	(217,987)
Legal and environmental costs, net	111	124	(341)	2,168
Impairment of long-lived assets	252	2,500	4,815	4,904
Restructuring, exit and other costs	2	—	1,119	—
Gain on the sale of UGSI	—	—	(75)	(76)
Integration, severance and rebranding costs	371	—	3,308	—
Loss on disposal of assets	24	5,008	(895)	5,437
Total Adjusted EBITDA	$6,097	$5,141	$16,526	$13,322

[1]	For illustrative purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the year ended December 31, 2017.
[2]	Capital reorganization costs in 2017 represent costs related to the chapter 11 filing incurred prior to the May 1, 2017 filing date.
[3]	Reorganization items, net represents the costs related to the chapter 11 filing incurred after the May 1, 2017 filing date.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of QTD Segment Performance to Adjusted EBITDA

Three months ended December 31, 2018	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$30,424	$13,598	$5,179	$—	$49,201
Direct operating expenses	24,153	10,964	3,330	—	38,447
General and administrative expenses	1,096	1,024	302	4,905	7,327
Depreciation and amortization	4,916	2,583	2,192	12	9,703
Loss from operations	259	(973)	(899)	(4,917)	(6,530)
Operating margin %	0.9%	(7.2)%	(17.4)%	NA	(13.3)%
Loss before income taxes	252	(1,063)	(930)	(6,924)	(8,665)

Net income (loss)	252	(1,055)	(924)	(7,076)	(8,803)
Depreciation and amortization	4,916	2,583	2,192	12	9,703
Interest expense, net	100	90	31	2,057	2,278
Income tax (benefit) expense	—	(8)	(6)	152	138
EBITDA	$5,268	$1,610	$1,293	$(4,855)	$3,316

Adjustments, net	112	(8)	308	2,369	2,781
Adjusted EBITDA	$5,380	$1,602	$1,601	$(2,486)	$6,097
Adjusted EBITDA margin %	17.7%	11.8%	30.9%	NA	12.4%

Three months ended December 31, 2017	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$25,920	$10,075	$10,435	$—	$46,430
Direct operating expenses	24,457	8,874	7,636	—	40,967
General and administrative expenses	1,362	696	745	2,884	5,687
Depreciation and amortization	10,088	5,982	5,112	48	21,230
Loss from operations	(12,487)	(5,477)	(3,058)	(2,932)	(23,954)
Operating margin %	(48.2)%	(54.4)%	(29.3)%	NA	(51.6)%
Loss before income taxes	(13,029)	(5,792)	(3,362)	(9,100)	(31,283)

Net loss	(13,029)	(5,791)	(3,361)	(8,721)	(30,902)
Depreciation and amortization	10,088	5,982	5,112	48	21,230
Interest expense, net	102	113	114	1,080	1,409
Income tax benefit	—	(1)	(1)	(379)	(381)
EBITDA	$(2,839)	$303	$1,864	$(7,972)	$(8,644)

Adjustments, net	7,026	97	1,095	5,567	13,785
Adjusted EBITDA	$4,187	$400	$2,959	$(2,405)	$5,141
Adjusted EBITDA margin %	16.2%	4.0%	28.4%	NA	11.1%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of YTD Segment Performance to Adjusted EBITDA

Year Ended December 31, 2018	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$127,758	$43,564	$26,152	$—	$197,474
Direct operating expenses	101,855	37,660	19,381	—	158,896
General and administrative expenses	5,859	2,746	1,237	28,668	38,510
Depreciation and amortization	22,826	12,148	11,397	63	46,434
Loss from operations	(2,782)	(9,059)	(11,396)	(29,063)	(52,300)
Operating margin %	(2.2)%	(20.8)%	(43.6)%	NA	(26.5)%
Loss before income taxes	(2,781)	(9,370)	(11,576)	(35,329)	(59,056)

Net loss	(2,781)	(9,370)	(11,576)	(35,536)	(59,263)
Depreciation and amortization	22,826	12,148	11,397	63	46,434
Interest expense, net	370	312	187	5,104	5,973
Income tax expense	—	—	—	207	207
EBITDA	$20,415	$3,090	$8	$(30,162)	$(6,649)

Adjustments, net	(157)	(1,857)	6,409	18,780	23,175
Adjusted EBITDA	$20,258	$1,233	$6,417	$(11,382)	$16,526
Adjusted EBITDA margin %	15.9%	2.8%	24.5%	NA	8.4%

Year Ended December 31, 2017 [1]	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$103,033	$37,985	$35,053	$—	$176,071
Direct operating expenses	87,073	35,953	25,061	—	148,087
General and administrative expenses	6,517	3,073	3,258	20,319	33,167
Depreciation and amortization	34,072	16,168	17,075	217	67,532
Loss from operations	(29,295)	(17,209)	(10,579)	(20,536)	(77,619)
Operating margin %	(28.4)%	(45.3)%	(30.2)%	NA	(44.1)%
(Loss) income before income taxes	(35,073)	10,375	11,544	133,201	120,047

Net (loss) income	(35,073)	10,376	11,545	133,868	120,716
Depreciation and amortization	34,072	16,168	17,075	217	67,532
Interest expense, net	363	333	257	24,026	24,979
Income tax benefit	—	(1)	(1)	(667)	(669)
EBITDA	$(638)	$26,876	$28,876	$157,444	$212,558

Adjustments, net	15,542	(27,258)	(20,694)	(166,826)	(199,236)
Adjusted EBITDA	$14,904	$(382)	$8,182	$(9,382)	$13,322
Adjusted EBITDA margin %	14.5%	(1.0)%	23.3%	NA	7.6%

[1]	For illustrative purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the year ended December 31, 2017.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Net Loss and to EBITDA and Adjusted EBITDA

	Three months ended December 31, 2018
	As Reported	Special Items		As Adjusted
Revenue	$49,201	$—		$49,201
Direct operating expenses	38,447	(24)	[A]	38,423
General and administrative expenses	7,327	(2,553)	[B]	4,774
Total costs and expenses	55,731	(2,831)	[C]	52,900
Loss from operations	(6,530)	2,831	[C]	(3,699)
Net loss	(8,803)	2,825	[D]	(5,978)

Net loss	$(8,803)			$(5,978)
Depreciation and amortization	9,703			9,703
Interest expense, net	2,278			2,278
Income tax expense	138			94
EBITDA and Adjusted EBITDA	$3,316			$6,097

Description of 2018 Special Items:
[A]	Special items primarily includes the loss on sale of underutilized assets.
[B]
Primarily attributable to $0.8 million in transaction costs related to our acquisition of Clearwater Solutions on October 5, 2018, $1.3 million in severance and stock-based compensation costs for the departure of our former CFO, non-routine litigation expenses and non-routine professional fees.

[C]	Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $0.3 million for assets classified as held-for-sale in the Southern division.
[D]
Primarily includes the aforementioned adjustments along with $0.1 million of capital reorganization costs incurred after the chapter 11 filing recorded to “Reorganization items, net,” offset by a gain of $0.1 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the three months ended December 31, 2018 was (1.6)% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Net Loss and to EBITDA and Adjusted EBITDA

	Three months ended December 31, 2017
	As Reported	Special Items		As Adjusted
Revenue	$46,430	$—		$46,430
Direct operating expenses	40,967	(5,018)	[E]	35,949
General and administrative expenses	5,687	(610)	[F]	5,077
Total costs and expenses	70,384	(8,128)	[G]	62,256
Loss from operations	(23,954)	8,128	[G]	(15,826)
Net loss	(30,902)	13,617	[H]	(17,285)

Net loss	$(30,902)			$(17,285)
Depreciation and amortization	21,230			21,230
Interest expense, net	1,409			1,409
Income tax benefit	(381)			(213)
EBITDA and Adjusted EBITDA	$(8,644)			$5,141

Description of 2017 Special Items:
[E]	Special items primarily includes the loss on sale of underutilized assets.
[F]	Primarily attributable to stock-based compensation and non-routine litigation expenses.
[G]	Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $2.5 million for assets classified as held-for-sale primarily in the Rocky Mountain division.
[H]
Primarily includes the aforementioned adjustments along with $6.0 million of capital reorganization costs incurred after the chapter 11 filing recorded to “Reorganization items, net,” offset by a gain of $0.4 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the three months ended December 31, 2017 was (1.2)% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Net Loss and to EBITDA and Adjusted EBITDA

	Year Ended December 31, 2018
	As Reported	Special Items		As Adjusted
Revenue	$197,474	$—		$197,474
Direct operating expenses	158,896	694	[A]	159,590
General and administrative expenses	38,510	(16,774)	[B]	21,736
Total costs and expenses	249,774	(22,014)	[C]	227,760
Loss from operations	(52,300)	22,014	[C]	(30,286)
Net loss	(59,263)	23,256	[D]	(36,007)

Net loss	$(59,263)			$(36,007)
Depreciation and amortization	46,434			46,434
Interest expense, net	5,973			5,973
Income tax expense	207			126
EBITDA and Adjusted EBITDA	$(6,649)			$16,526

Description of 2018 Special Items:
[A]	Special items primarily includes the gain on the sale of underutilized assets.
[B]
Primarily attributable to $15.3 million in severance and stock-based compensation expense related to the departure of former CEO and CFO, $1.3 million in transaction costs related to the acquisition of Clearwater Solutions, non-routine litigation expenses and non-routine professional fees.

[C]
Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $4.8 million for assets classified as held-for-sale in the Southern, Northeast and Corporate divisions, as well as exit costs of $1.1 million for management’s decision to exit the Eagle Ford shale area as of March 1, 2018.

[D]
Primarily includes the aforementioned adjustments along with $1.7 million of capital reorganization costs incurred after the chapter 11 filing recorded to “Reorganization items, net,” offset by a gain of $0.4 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the year ended December 31, 2018 was (0.4)% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Net Loss and to EBITDA and Adjusted EBITDA

	Year Ended December 31, 2017 [1]
	As Reported	Special Items		As Adjusted
Revenue	$176,071	$—		$176,071
Direct operating expenses	148,087	(6,032)	[E]	142,055
General and administrative expenses	33,167	(12,155)	[F]	21,012
Total costs and expenses	253,690	(23,091)	[G]	230,599
Loss from operations	(77,619)	23,091	[G]	(54,528)
Net income (loss)	120,716	(200,346)	[H]	(79,630)

Net income (loss)	$120,716			$(79,630)
Depreciation and amortization	67,532			67,532
Interest expense, net	24,979			24,979
Income tax (benefit) expense	(669)			441
EBITDA and Adjusted EBITDA	$212,558			$13,322

[1]	For illustrative purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the year ended December 31, 2017.

Description of 2017 Special Items:
[E]	Special items primarily includes capital reorganization costs incurring prior to the chapter 11 filing and the loss on the sale of underutilized assets.
[F]
Primarily attributable to capital reorganization costs of $8.8 million incurred prior to the chapter 11 filing, as well as stock-based compensation, non-routine litigation expenses, and non-routine professional fees.

[G]	Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $4.9 million for assets classified as held-for-sale primarily in the Rocky Mountain division.
[H]
Primarily includes the aforementioned adjustments, along with $218.0 million of capital reorganization costs incurred in connection with the application of fresh start accounting and after emergence from chapter 11 recorded to “Reorganization items, net,” offset by a gain of $4.3 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the year ended December 31, 2017 was (0.6)% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Free Cash Flow

	Year Ended
	December 31,
	2018	2017 [1]
Net cash used in operating activities from continuing operations	$9,449	$(25,410)
Less: net cash capital expenditures [2]	6,899	1,737
Free Cash Flow	$16,348	$(23,673)

[1]	For illustrative purposes, the Company has combined the Successor and Predecessor periods to derive combined results for the year ended December 31, 2017.
[2]	Purchases of property, plant and equipment, net of proceeds received from sales of property, plant and equipment

Sequential Revenue and Adjusted EBITDA (Decline) Growth by Price, Activity, Acquisition/Closure, and Corporate

	Revenue		Adjusted EBITDA
	Q4 2018 vs Q3 2018		Q4 2018 vs Q3 2018
Breakdown of (Decline) Growth:
Price	$1,037	2.1%	$972	24.7%
Activity	(4,080)	(8.2)	(1,227)	(31.2)
Acquisition/Closure	2,588	5.2	1,698	43.2
Corporate	—	—	719	18.3
Total Sequential (Decline) Growth	$(455)	(0.9)%	$2,162	55.0%

Year-Over-Year Revenue Growth by Price, Activity and Acquisition/Closure

	Three Months Ended		Year Ended
	December 31, 2018		December 31, 2018 [1]
Breakdown of Total Revenue Growth:
Price	$71	0.2%	$4,851	2.8%
Activity	3,722	8.0	25,354	14.4
Acquisition/Closure	(1,022)	(2.2)	(8,802)	(5.0)
Total Revenue Growth	$2,771	6.0%	$21,403	12.2%

[1]	The annual 2018 growth was calculated based upon the combined the Successor and Predecessor periods for the year ended December 31, 2017.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Year-Over-Year Adjusted EBITDA Growth by Price, Activity, Acquisition/Closure, and Corporate

	Three Months Ended		Year Ended
	December 31, 2018		December 31, 2018 [1]
Breakdown of Total Adjusted EBITDA Growth:
Price	$(36)	(0.7)%	$4,072	30.6%
Activity/Expense	(564)	(11.0)	(101)	(0.8)
Acquisition/Closure	1,637	31.8	1,235	9.3
Corporate	(81)	(1.5)	(2,002)	(15.0)
Total Adjusted EBITDA Growth	$956	18.6%	$3,204	24.1%

[1]	The annual 2018 growth was calculated based upon the combined the Successor and Predecessor periods for the year ended December 31, 2017.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
SUPPLEMENTAL COMPANY AND INDUSTRY DATA
(Unaudited)

Company Assets and Utilization by Revenue Source

Three Months Ended
December 31, 2018
Water Trucks:
Count (approximate)	470
% Utilized [1]	50.0%

Salt Water Disposal Wells:
Count	48
% Utilized [2]	50.0%

Haynesville Pipeline:
% Utilized [2] [3]	55% - 61%

[1]	Trucking utilization assumes a five day work-week and running twelve hours per day.
[2]
Salt Water Disposal Well and Pipeline utilization is calculated based on functional capacity rather than permitted capacity. Functional capacity reflects any factors limiting volume such as pressure limits, pump or tank capacity, etc. and can potentially be increased with additional capital investment.

[3]	The range of utilization for the Haynesville Pipeline represents the high and low for the period.

Industry Statistics for the Basins in which Nuverra Operates

	Average for the Three Months Ended*		Year-Over-Year
	December 31, 2018	December 31, 2017	Growth %
Pricing:
Oil price per barrel [1]	$59.97	$55.27	8.5%
Natural gas price per tcf [2]	$3.77	$2.91	29.6%

Operating Rigs [3]	180	165	9.1%

Oil Production (barrels in thousands) [4]	1,617	1,346	20.1%

Natural Gas Production (Mcf/d) [4]	42,854	35,477	20.8%

Wells Completed [4]	946	702	34.8%

Drilled Uncompleted Ending Inventory [4]	1,453	1,605	(9.5)%

*	Excludes the Eagle Ford shale area as the Company exited the basin during the first quarter of 2018.
[1]	Source: West Texas Intermediate (“WTI”) Crude Oil Spot Price
[2]	Source: Henry Hub (“HH”) Natural Gas Spot Price
[3]	Source: Baker Hughes
[4]	Source: US Energy Information Association (“EIA”)